Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT

Insight Enterprises, Inc. Reports SECOND QUARTER 2019 Results and increases full year 2019 guidance

TEMPE, AZ – August 6, 2019 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported financial results for the quarter ended June 30, 2019 compared to the quarter ended June 30, 2018.

•	Gross profit increased 4% to $275.4 million
•	Gross margin increased 60 basis points to 15.0%
•	Earnings from operations decreased 3% to $72.1 million
•	Adjusted earnings from operations increased 1% to $76.0 million
•	Diluted earnings per share of $1.38 decreased 4% year to year
•	Adjusted diluted earnings per share of $1.49 increased 3% year over year

In the second quarter of 2019, net sales remained flat, year to year, while gross profit increased 4% and gross margin increased 60 basis points compared to the second quarter of 2018.  The increase in gross profit and gross margin primarily reflects an increase in higher margin services net sales, including cloud solutions, and higher margins on hardware net sales.  Earnings from operations decreased 3% and diluted earnings per share decreased 4%, year to year, primarily as a result of acquisition-related expenses incurred in the current quarter compared to the same period in the prior year.

“In the second quarter we executed well against our strategy to deliver IT solutions to our clients globally, leading with services and solutions that drive business outcomes for our clients and result in improved profitability for our business.  We also announced plans to acquire PCM, Inc. to strategically expand our scale and reach with new clients in North America and EMEA,” stated Ken Lamneck, President and Chief Executive Officer.  “Our execution so far in 2019 has driven earnings results ahead of our expectations and our core business is on track to exceed our previously stated financial targets for 2019 while we also work to expeditiously close the acquisition and begin integrating PCM’s business into ours.  We are excited about the opportunities to create additional value in our business as we head into the back half of 2019 and beyond,” stated Lamneck.

KEY HIGHLIGHTS

•	Consolidated net sales for the second quarter of 2019 of $1.84 billion remained flat year to year when compared to the second quarter of 2018.
•	Net sales in North America increased 3% year over year to $1.41 billion;
•	Net sales in EMEA decreased 7% year to year to $379.2 million; and
•	Net sales in APAC decreased 18% year to year to $51.3 million.
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales increased 1% year over year, with an increase in net sales in North America of 3%, year over year, partially offset by a decline in net sales in EMEA and APAC of 3% and 12%, respectively, year to year.

•	Consolidated gross profit increased 4% compared to the second quarter of 2018 to $275.4 million, with consolidated gross margin expanding 60 basis points to 15.0% of net sales.
•	Gross profit in North America increased 4% year over year to $199.1 million (14.2% gross margin);
•	Gross profit in EMEA increased 4% year over year to $64.5 million (17.0% gross margin); and

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

•	Gross profit in APAC was relatively flat year over year, increasing less than 1% to $11.9 million (23.3% gross margin).
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit increased 6% year over year, with gross profit growth in North America, EMEA and APAC of 5%, 9% and 7%, respectively, year over year.

•	Consolidated earnings from operations decreased 3% compared to the second quarter of 2018 to $72.1 million, or 3.9% of net sales.
•	Earnings from operations in North America decreased 7% year to year to $50.9 million, or 3.6% of net sales;
•	Earnings from operations in EMEA increased 10% year over year to $16.6 million, or 4.4% of net sales; and
•	Earnings from operations in APAC increased 2% year over year to $4.6 million, or 9.0% of net sales.
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations decreased 2% year to year, with a decline in earnings from operations in North America of 7%, year to year, partially offset by earnings from operations growth in EMEA and APAC of 14% and 8%, respectively, year over year.

•	Consolidated net earnings and diluted earnings per share for the second quarter of 2019 were $50.0 million and $1.38, respectively, at an effective tax rate of 25.9%.
•	Adjusted consolidated net earnings and Adjusted diluted earnings per share for the second quarter of 2019 were $53.7 million and $1.49, respectively.

In discussing financial results for the three months ended June 30, 2019 and 2018 in this press release, the Company refers to certain financial measures that are not prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to such measures as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

In some instances the Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates.  In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

Recent Developments

On June 23, 2019, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with PCM, Inc., a Delaware corporation (“PCM”), and TROJAN Acquisition Corp., a Delaware corporation and wholly owned subsidiary (“Merger Sub”) of Insight.  Pursuant to, and on the terms and subject to the conditions of, the Merger Agreement, Merger Sub will be merged with and into PCM (the “Merger”), with PCM continuing as the surviving corporation in the Merger.

On the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.001, of PCM issued and outstanding (with certain exceptions) immediately prior to the effective time will be converted into the right to receive $35.00 in cash, without interest.  The Company will fund the Merger through cash on hand and borrowings under a new asset-based loan revolving credit facility.

PCM is a provider of multi-vendor technology offerings, including hardware, software and services to small, mid-sized and corporate/enterprise commercial clients, state, local and federal governments and educational institutions across the United States, Canada and the United Kingdom.  Based in El Segundo, California, PCM has 40 office locations globally and more than 4,000 teammates.  The Company believes that this acquisition allows them to help existing PCM clients in positioning their businesses for future growth, transforming and

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

securing their data platforms, creating modern and mobile experiences for their workforce and optimizing the procurement of technology.  The addition of PCM complements the Company’s Supply Chain Optimization solution offering, adding scale and clients in the mid-market and corporate space in North America.

The transaction is still subject to certain customary closing conditions, including regulatory approvals and approval by PCM’s shareholders, and is expected to close by the end of the third quarter of 2019.

guidance

For the full year 2019, excluding the pending acquisition of PCM, the Company expects to deliver sales growth in the low single digit range compared to 2018.  The Company also expects Adjusted diluted earnings per share for the full year of 2019 to be between $4.85 and $4.95.

This outlook assumes:

•	an effective tax rate of 25% to 26% for the balance of 2019;
•	capital expenditures of $20 to $25 million for the full year; and
•	an average share count for the full year of approximately 36.2 million shares.

This outlook does not reflect the repurchase of any shares under the Company’s currently authorized share repurchase program, excludes acquisition-related expenses and excludes severance and restructuring expenses incurred during the first half of 2019 and those that may be incurred during the balance of 2019.  Due to the inherent difficulty of forecasting these types of expenses, which impact net earnings and diluted earnings per share, the Company is unable to reasonably estimate the related impact of such expenses, if any, to net earnings and diluted earnings per share.  Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2019 forecast.

Conference Call and Webcast

The Company will host a conference call and live web cast today at 9:00 a.m. ET to discuss second quarter 2019 results of operations.  A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the web cast will be available on the Company’s web site for a limited time following the call.  To listen to the live web cast by telephone, call 1-877-524-8416 if located in the U.S., 412-902-1028 for international callers, and enter the access code 13693006.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures are referred to as “Adjusted.”  Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, (ii) certain acquisition-related expenses, and (iii) the tax effects of each of these items, as applicable. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments.  Adjusted free cash flow is the Company’s net cash provided or used by operating activities adjusted for (i) purchases of property and equipment and (ii) the net borrowings or repayments under the inventory financing facility.  Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, (ii) certain acquisition-related expenses, (iii) loss on sale of the Company’s Russia business, and (iv) the tax effects of each of these items, as applicable.

These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors.  The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods.  These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Financial Summary Table

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	change	2019	2018	change
Insight Enterprises, Inc.
Net sales:
Products	$1,594,335	$1,618,823	(2%)	$3,061,007	$3,176,615	(4%)
Services	$241,686	$222,047	9%	$460,480	$406,749	13%
Total net sales	$1,836,021	$1,840,870	—	$3,521,487	$3,583,364	(2%)
Gross profit	$275,449	$264,377	4%	$523,921	$504,640	4%
Gross margin	15.0%	14.4%	60 bps	14.9%	14.1%	80 bps
Selling and administrative expenses	$199,489	$189,464	5%	$390,552	$377,644	3%
Severance and restructuring expenses	$680	$382	78%	$1,050	$2,026	(48%)
Acquisition-related expenses	$3,163	$94	> 100%	$3,163	$94	> 100%
Earnings from operations	$72,117	$74,437	(3%)	$129,156	$124,876	3%
Net earnings	$49,998	$51,479	(3%)	$89,325	$84,482	6%
Diluted earnings per share	$1.38	$1.44	(4%)	$2.47	$2.34	6%

North America
Net sales:
Products	$1,225,666	$1,205,713	2%	$2,296,082	$2,340,114	(2%)
Services	$179,841	$163,053	10%	$351,866	$307,032	15%
Total net sales	$1,405,507	$1,368,766	3%	$2,647,948	$2,647,146	—
Gross profit	$199,059	$190,517	4%	$381,666	$365,888	4%
Gross margin	14.2%	13.9%	30 bps	14.4%	13.8%	60 bps
Selling and administrative expenses	$144,498	$135,206	7%	$281,448	$267,846	5%
Severance and restructuring expenses	$480	$338	42%	$811	$781	4%
Acquisition-related expenses	$3,163	$94	> 100%	$3,163	$94	> 100%
Earnings from operations	$50,918	$54,879	(7%)	$96,244	$97,167	(1%)

Sales Mix			**			**
Hardware	66%	66%	4%	64%	67%	(5%)
Software	21%	22%	(6%)	23%	21%	8%
Services	13%	12%	10%	13%	12%	15%
	100%	100%	3%	100%	100%	—

EMEA
Net sales:
Products	$333,037	$364,452	(9%)	$687,710	$741,664	(7%)
Services	$46,137	$45,084	2%	$81,639	$75,006	9%
Total net sales	$379,174	$409,536	(7%)	$769,349	$816,670	(6%)
Gross profit	$64,450	$61,964	4%	$121,433	$118,014	3%
Gross margin	17.0%	15.1%	190 bps	15.8%	14.5%	130 bps
Selling and administrative expenses	$47,652	$46,894	2%	$94,797	$95,177	—
Severance and restructuring expenses	$200	$41	> 100%	$115	$1,115	(90%)
Earnings from operations	$16,598	$15,029	10%	$26,521	$21,722	22%

Sales Mix			**			**
Hardware	38%	42%	(17%)	41%	44%	(12%)
Software	50%	47%	(2%)	48%	47%	(3%)
Services	12%	11%	2%	11%	9%	9%
	100%	100%	(7%)	100%	100%	(6%)

**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Financial Summary Table (continued)

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	change	2019	2018	change
APAC
Net sales:
Products	$35,632	$48,658	(27%)	$77,215	$94,837	(19%)
Services	$15,708	$13,910	13%	$26,975	$24,711	9%
Total net sales	$51,340	$62,568	(18%)	$104,190	$119,548	(13%)
Gross profit	$11,940	$11,896	—	$20,822	$20,738	—
Gross margin	23.3%	19.0%	430 bps	20.0%	17.3%	270 bps
Selling and administrative expenses	$7,339	$7,364	—	$14,307	$14,621	(2%)
Severance and restructuring expenses	$—	$3	*	$124	$130	(5%)
Earnings from operations	$4,601	$4,529	2%	$6,391	$5,987	7%

Sales Mix			**			**
Hardware	19%	15%	7%	16%	14%	—
Software	50%	63%	(35%)	58%	65%	(23%)
Services	31%	22%	13%	26%	21%	9%
	100%	100%	(18%)	100%	100%	(13%)

**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Forward-Looking Information

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, including the Company’s expected 2019 financial results, sales growth and Adjusted diluted earnings per share for the full year 2019, and the assumptions relating thereto, as well as the Company’s anticipated effective tax rate, capital expenditures and plans concerning repurchases under the Company’s currently authorized share repurchase program, the Company’s expectations regarding cash flow, and the Company’s expectations about future benefits and timing relating to the PCM acquisition, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, in “Cautionary Note Regarding Forward-looking Statements” in the Company’s Current Report on Form 8-K filed on June 24, 2019 and in the Company’s subsequent filings with the Securities and Exchange Commission:

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;
•

the Company’s reliance on partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and the requirements year over year;

•	changes in the information technology (“IT”) industry and/or rapid changes in technology;
•	risks associated with the integration and operation of acquired businesses;
•	possible significant fluctuations in the Company’s future operating results;
•	the risks associated with the Company’s international operations;
•	general economic conditions;
•	increased debt and interest expense and decreased availability of funds under the Company’s financing facilities;
•	the security of the Company’s electronic and other confidential information;
•	disruptions in the Company’s IT systems and voice and data networks;
•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;
•	legal proceedings and the results of client and public sector audits and failure to comply with laws and regulations;
•	accounts receivable risks, including increased credit loss experience or extended payment terms with the Company’s clients;
•	the Company’s reliance on independent shipping companies;
•	the Company’s dependence on certain key personnel;
•	natural disasters or other adverse occurrences;
•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names;
•	the Company’s failure to obtain the financing anticipated to consummate the pending merger with PCM;
•	the Company’s failure to consummate or delays in the consummation of the pending merger with PCM for other reasons;
•	timing to consummate the PCM merger;
•	risk that a condition to the PCM merger, including the receipt of any required regulatory approvals, may not be satisfied or waived;
•	failure of PCM’s stockholders to approve the merger;
•	unexpected costs or liabilities in connection with the consummation of the merger;
•

the Company’s inability to achieve expected synergies and operating efficiencies as a result of the merger with PCM, whether within the expected time frames, without undue difficulty, cost or expense, or at all;

•	the Company’s ability to successfully integrate PCM’s operations into its own, whether within expected time frames, without undue difficulty, cost or expense, or at all;
•	the level of revenues following the transaction, which may be lower than expected;

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

•

operating costs, customer loss and business disruptions arising from the PCM merger and the pendency or consummation thereof (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers), which may be greater than expected;

•	uncertainties surrounding the transaction;
•	the outcome of any legal proceedings related to the transaction;
•	other adverse economic, business, and/or competitive factors;
•	risks that the pending merger with PCM distracts management of the Company or PCM or disrupts current plans and operations;
•	the Company’s ability to retain key PCM and Company employees; and
•

other risks to consummation of the transaction, including circumstances that could give rise to the termination of the merger agreement and the risk that the transaction will not be consummated within the expected time period, without undue delay, cost or expense, or at all.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission.  Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Finance
	Tel. 480.333.3390	Tel. 480.333.3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales:
Products	$1,594,335	$1,618,823	$3,061,007	$3,176,615
Services	241,686	222,047	460,480	406,749
Total net sales	1,836,021	1,840,870	3,521,487	3,583,364
Costs of goods sold:
Products	1,458,916	1,488,387	2,796,224	2,903,373
Services	101,656	88,106	201,342	175,351
Total costs of goods sold	1,560,572	1,576,493	2,997,566	3,078,724
Gross profit	275,449	264,377	523,921	504,640
Operating expenses:
Selling and administrative expenses	199,489	189,464	390,552	377,644
Severance and restructuring expenses	680	382	1,050	2,026
Acquisition-related expenses	3,163	94	3,163	94
Earnings from operations	72,117	74,437	129,156	124,876
Non-operating (income) expense:
Interest income	(266)	(170)	(537)	(323)
Interest expense	4,601	5,102	9,424	11,117
Net foreign currency exchange (gain) loss	(330)	(275)	381	(520)
Other expense, net	676	324	1,015	626
Earnings before income taxes	67,436	69,456	118,873	113,976
Income tax expense	17,438	17,977	29,548	29,494
Net earnings	$49,998	$51,479	$89,325	$84,482

Net earnings per share:
Basic	$1.40	$1.45	$2.50	$2.37
Diluted	$1.38	$1.44	$2.47	$2.34

Shares used in per share calculations:
Basic	35,772	35,483	35,691	35,698
Diluted	36,111	35,815	36,107	36,039

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$112,077	$142,655
Accounts receivable, net	2,284,922	1,931,736
Inventories	179,577	148,503
Other current assets	110,850	115,683
Total current assets	2,687,426	2,338,577

Property and equipment, net	73,766	72,954
Goodwill	166,392	166,841
Intangible assets, net	104,859	112,179
Deferred income taxes	6,638	7,967
Other assets	246,916	77,429
	$3,285,997	$2,775,947

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$1,426,158	$978,104
Accounts payable – inventory financing facility	260,890	304,130
Accrued expenses and other current liabilities	190,474	190,733
Current portion of long-term debt	1,421	1,395
Deferred revenue	70,019	62,300
Total current liabilities	1,948,962	1,536,662

Long-term debt	45,930	195,525
Deferred income taxes	524	683
Other liabilities	210,998	56,088
	2,206,414	1,788,958
Stockholders’ equity:
Preferred stock	—	—
Common stock	358	355
Additional paid-in capital	325,263	323,622
Retained earnings	793,990	704,665
Accumulated other comprehensive loss – foreign currency translation adjustments	(40,028)	(41,653)
Total stockholders’ equity	1,079,583	986,989
	$3,285,997	$2,775,947

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net earnings	$89,325	$84,482
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization of property and equipment	9,982	10,712
Amortization of intangible assets	7,644	7,214
Provision for losses on accounts receivable	2,346	1,336
Write-downs of inventories	2,350	1,396
Write-off of property and equipment	—	309
Non-cash stock-based compensation	7,797	7,047
Deferred income taxes	1,180	2,020
Changes in assets and liabilities:
Increase in accounts receivable	(354,717)	(287,191)
(Increase) decrease in inventories	(33,359)	18,281
(Increase) decrease in other assets	(93,714)	16,717
Increase in accounts payable	448,682	450,471
Increase in deferred revenue	8,153	13,733
Increase in accrued expenses and other liabilities	86,869	24,428
Net cash provided by operating activities	182,538	350,955
Cash flows from investing activities:
Purchases of property and equipment	(10,584)	(10,644)
Acquisitions, net of cash and cash equivalents acquired	(3,362)	—
Net cash used in investing activities	(13,946)	(10,644)
Cash flows from financing activities:
Borrowings on senior revolving credit facility	89,936	280,184
Repayments on senior revolving credit facility	(89,936)	(397,684)
Borrowings on accounts receivable securitization financing facility	1,919,500	1,696,500
Repayments on accounts receivable securitization financing facility	(2,068,500)	(1,721,500)
Repayments under Term Loan A	—	(6,563)
Repayments under other financing agreements	—	(1,835)
Payments on finance lease obligations	(603)	(580)
Net repayments under inventory financing facility	(43,240)	(15,766)
Payment of debt issuance costs	—	(270)
Payment of payroll taxes on stock-based compensation through shares withheld	(6,154)	(2,925)
Repurchases of common stock	—	(22,069)
Net cash used in financing activities	(198,997)	(192,508)
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	(183)	(5,541)
(Decrease) increase in cash, cash equivalents and restricted cash	(30,588)	142,262
Cash, cash equivalents and restricted cash at beginning of period	144,293	107,445
Cash, cash equivalents and restricted cash at end of period	$113,705	$249,707

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$72,117	$74,437	$129,156	$124,876
Severance and restructuring expenses	680	382	1,050	2,026
Acquisition-related expenses	$3,163	94	$3,163	94
Adjusted non-GAAP consolidated EFO	$75,960	$74,913	$133,369	$126,996

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$49,998	$51,479	$89,325	$84,482
Severance and restructuring expenses	680	382	1,050	2,026
Acquisition-related expenses	3,163	94	3,163	94
Income taxes on non-GAAP adjustments	(124)	(117)	(210)	(408)
Adjusted non-GAAP consolidated net earnings	$53,717	$51,838	$93,328	$86,194

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$1.38	$1.44	$2.47	$2.34
Severance and restructuring expenses	0.02	0.01	0.03	0.05
Acquisition-related expenses	0.09	—	0.09	—
Income taxes on non-GAAP adjustments	—	—	(0.01)	(0.01)
Adjusted non-GAAP diluted EPS	$1.49	$1.45	$2.58	$2.38

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$50,918	$54,879	$96,244	$97,167
Severance and restructuring expenses	480	338	811	781
Acquisition-related expenses	3,163	94	3,163	94
Adjusted non-GAAP EFO from North America segment	$54,561	$55,311	$100,218	$98,042

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$16,598	$15,029	$26,521	$21,722
Severance and restructuring expenses	200	41	115	1,115
Adjusted non-GAAP EFO from EMEA segment	$16,798	$15,070	$26,636	$22,837

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$4,601	$4,529	$6,391	$5,987
Severance and restructuring expenses	-	3	124	130
Adjusted non-GAAP EFO from APAC segment	$4,601	$4,532	$6,515	$6,117

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(In thousands, except per share data)

(unaudited)

	Six Months Ended June 30,
	2019	2018
Adjusted free cash flow:
Net cash provided by operating activities	$182,538	$350,955
Purchases of property and equipment	(10,584)	(10,644)
Net repayments under inventory financing facility	(43,240)	(15,766)
Adjusted non-GAAP free cash flow	$128,714	$324,545

	Twelve Months Ended June 30,
	2019	2018
Adjusted return on invested capital:
GAAP consolidated EFO	$237,762	$211,859
Severance and restructuring expenses	2,448	5,311
Loss on sale of foreign entity	—	3,646
Acquisition-related expenses	3,351	200
Adjusted non-GAAP consolidated EFO	243,561	221,016
Income tax expense*	66,979	60,779
Adjusted non-GAAP consolidated EFO, net of tax	$176,582	$160,237
Average stockholders’ equity**	$988,509	$848,766
Average debt**	157,833	317,500
Average cash**	(147,748)	(177,077)
Invested Capital	$998,594	$989,189

Adjusted non-GAAP ROIC (from GAAP consolidated EFO) ***	17.26%	15.53%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO) ****	17.68%	16.20%

*	Assumed tax rate of 27.5% for 2019 and 2018.
**	Average of previous five quarters.
***	Computed as GAAP consolidated EFO, net of tax of $65,384 and $58,261 for the twelve months ended June 30, 2019 and 2018, respectively, divided by invested capital.
****	Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958